March 16, 2004

SILVERADO GOLD MINES LTD.
Suite 505, 1111 West Georgia Street
Vancouver, British Columbia
Canada V6E 4M3

Attention: Mr. Garry L. Anselmo, President

RE:	SILVERADO GOLD MINES LTD. REGISTRATION STATEMENT ON FORM S-8

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion by reference of our report dated January 31, 2004, on the consolidated balance sheets of Silverado Gold Mines Ltd. (the “Company”) as at November 30, 2003 and 2002 and the consolidated statements of operations, stockholders’ equity and cash flows for the years then ended in the Company's Form S-8 registration statements filed with the United States Securities and Exchange Commission as follows:

(1) Form S-8 filed on February 1, 2002;
(2) Form S-8 filed on August 27, 2002;
(3) Form S-8 filed on August 22, 2003; and
(4) Form S-8 filed on January 14, 2004.

Very truly yours,

/s/ Morgan & Company

Morgan & Company
Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1